Exhibit 4.1

Certificate Number: 01 Number of Series G Preference Shares: 20,000

CUSIP NO.: 75968N 507

RENAISSANCERE HOLDINGS LTD.

4.20% Series G Preference Shares

(par value $1.00 per share)

(liquidation preference $25,000 per share)

RenaissanceRe Holdings Ltd., a company organized under the laws of Bermuda (the “Company”), hereby certifies that Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered national association, (jointly, the “Holder”) are the joint registered owners of 20,000 fully paid and non-assessable shares of the Company’s designated 4.20% Series G Preference Shares, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series G Preference Shares”). The Series G Preference Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series G Preference Shares represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designation, Preferences and Rights of 4.20% Series G Preference Shares of RenaissanceRe Holdings Ltd. dated July 12, 2021 (as the same may be amended from time to time, the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series G Preference Shares set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, these shares of Series G Preference Shares shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

[Signature page follows]

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its Senior Vice President and Chief Accounting Officer and by its Senior Vice President, Chief Corporate Counsel and Assistant Secretary this      day of July, 2021.

RENAISSANCERE HOLDINGS LTD.

By:

Name:
Title:

By:

Name:
Title:

4.20% Series G Preference Shares

REGISTRAR’S COUNTERSIGNATURE

These are the Series G Preference Shares referred to in the within-mentioned Certificate of Designation.

Dated:

COMPUTERSHARE INC, as Transfer Agent and Registrar

By:

Name:
Title:

4.20% Series G Preference Shares

REVERSE OF CERTIFICATE

Dividends on each Series G Preference Share shall be payable at the rate provided in the Certificate of Designation.

The Series G Preference Shares shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designation.

The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series G Preference Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee) and irrevocably appoints:

as agent to transfer the Series G Preference Shares evidenced hereby on the books of the Transfer Agent for the Series G Preference Shares. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee: ___________________________________________________

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)